UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Ultra Clean Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Sales Agreement

On August 14, 2026, Ultra Clean Holdings, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with UBS Securities LLC, Barclays Capital Inc., Craig-Hallum Capital Group LLC and Oppenheimer & Co. Inc. (each, a “Sales Agent” and collectively, the “Sales Agents”), under which the Company may offer and sell, from time to time in its sole discretion, up to $400 million of shares of its common stock, $0.001 par value per share (the “Common Stock”), through an “at-the-market” offering program (the “ATM Offering”).

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use reasonable efforts consistent with their normal trading and sales practices, applicable state and federal laws, rules and regulations, and the rules of The Nasdaq Global Select Market to sell the shares of Common Stock from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company. Under the Sales Agreement, the Sales Agents may sell the shares of Common Stock by any method permitted by law, including in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. The Company is not obligated to sell any shares of Common Stock under the Sales Agreement and may at any time suspend sales under the Sales Agreement. The Sales Agents’ obligations to sell the shares of Common Stock under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Sales Agreement provides that the Sales Agents will be entitled to compensation for their services in the form of a commission of up to 3.0% of the gross offering proceeds of shares of Common Stock sold under the Sales Agreement, and the Company has agreed to reimburse the Sales Agents for certain specified expenses. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights. The Sales Agreement may be terminated for any reason by the Company at any time by giving written notice to the Sales Agents or by any Sales Agent at any time, with respect to such Sales Agent only, by giving written notice to the Company.

The sales and issuances of the shares of Common Stock under the Sales Agreement will be made pursuant to an automatic shelf registration statement on Form S-3 initially filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2024 (Registration No. 333-278195) (the “Shelf Registration Statement”), a base prospectus, dated March 25, 2024, included as part of the Shelf Registration Statement and a prospectus supplement, dated August 14, 2026.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A validity opinion issued by the Company’s counsel with respect to the shares of Common Stock sold in the ATM Offering is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
1.1	Sales Agreement, dated August 14, 2026 by and among Ultra Clean Holdings, Inc. and UBS Securities LLC, Barclays Capital Inc., Craig-Hallum Capital Group LLC and Oppenheimer & Co. Inc.
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date: August 14, 2026	By:	/s/ Paul Y. Cho
		Name:	Paul Y. Cho
		Title:	General Counsel and Corporate Secretary